Exhibit 99.2


                                [CompuMed letterhead]

          FOR IMMEDIATE RELEASE
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          CONTACT;
          Rod N. Raynovich                   Noonan/Russo Communications
          President and Chief                (212) 696-4455
            Executive Officer                Jan Medina (investor) ext. 216
          CompuMed, Inc.                     Heather Hennessy (media)
          (310) 643-5106 ext. 119              ext. 274
          e-mail: rodr@compumed.net          e-mail: news@noonanrusso.com


                    COMPUMED EXTENDS WARRANT EXPIRATION DATE


          Manhattan  Beach, CA--  August 1,  1997- CompuMed,  Inc. (Nasdaq:
          CMPD) announced today that it has elected to extend the expiration date of its public Warrants (Nasdaq: CMPDW) to August 2, 1999 from August 2, 1997. The Warrants entitle the holders to purchase one share of CompuMed Common Stock at an exercise price of $3.75 for every ten Warrants held. A Notice of Extension is being sent to all recordholders of the Warrants.

          Presently, there are Warrants outstanding for the purchase of approximately 647,170 shares of the Company's Common Stock.

          Rod N. Raynovich, President and CEO of CompuMed stated, "Many of our Warrantholders have been long-term holders of our Common Stock. In order to offer them greater stock appreciation potential, we are extending these Warrants."

          CompuMed applies advanced computing, medical imaging,and network telecommunications technologies to the diagnosis, monitoring and management of disease. CompuMed provides medical professionals throughout the U.S. with point-of-care solutions for disease risk assessment in the areas of osteoporosis, arthritis and cardiovascular disease.

          This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks defined in this document. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

                              ####

          Editor's Note:
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          This    release    is    available    on    the    Internet    at
          http://www.compumed.net or http://www.noonanrusso.com